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                                                                    EXHIBIT 99.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in CenterPoint Energy, Inc.'s (i) Registration Statement Nos. 333-120306, 333-116246, 333-114543,
333-114440 and 333-110348 on Form S-3; (ii) Registration Statement Nos. 333-105733 and 333-115976 on Form S-8; (iii) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-33301, 333-33303, 333-58433, 333-81119 and
333-68290 on Form S-3; (iv) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-32413, 333-49333, 333-38188, 333-60260, 333-98271 and
333-101202 on Form S-8; (v) Post-Effective Amendment No. 5 to Registration Statement No. 333-11329 on Form S-8 of our reports dated March 12, 2004 (December 7, 2004 as to the presentation of Texas Genco, Holdings, Inc. as discontinued operations as described in note 3) appearing in this current report on Form 8-K under the Securities Exchange Act of 1934 of CenterPoint Energy, Inc. dated December 7, 2004. Such reports express an unqualified opinion and include explanatory paragraphs relating to the distribution of Reliant Energy, Inc. (formerly Reliant Resources, Inc.), the definitive agreement to sell Texas Genco Holdings, Inc., the change in method of accounting for goodwill and certain intangible assets and the recording of asset retirement obligations.

Deloitte & Touche LLP

Houston, Texas
December 7, 2004